Exhibit 99.1
NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Receives Additional Non-Dilutive $10M, Extends Loan Facility to July 2016 and Provides Operations Update

  Maturity of existing credit facility extended by two years to further strengthen the Company's working capital position and financial flexibility;

  Substantial liquidity injection that is non-dilutive to shareholders through a drawdown of an additional $10M to advance the Company's hub-and-spoke production platform in South Texas;

  Continued support from two of the most respected investors in the natural resource sector; and

  Developments to continue at the Palangana, Goliad and Burke Hollow ISR Projects and increased extraction to come online with a sustained improvement in uranium prices, which is expected in 2014 on the back of reactor restarts in Japan.

March 14, 2014, Corpus Christi, Texas - Uranium Energy Corp (NYSE MKT: UEC, the "Company" or "UEC") is pleased to announce that the Company, Sprott Resource Lending Partnership and CEF Capital Markets Limited (the "Lenders") have agreed to extend the previously announced $20,000,000 senior secured credit facility (the "Credit Facility") by deferring required principal payments by two years and extending the Credit Facility by two years to now a full four years (together, the "Credit Facility Extension").

The Company has drawn down a further $10,000,000, bringing the total principal amount outstanding under the Credit Facility Extension to $20,000,000.

Amir Adnani, President and CEO, stated, "The $10 million drawdown combined with the Credit Facility Extension have significantly strengthened UEC's financial position in a manner which is non-dilutive to our shareholders. We will be utilizing this injection of growth capital to continue advancing our Texas hub-and-spoke production platform."

CEF's Chairman and CEO, Warren Gilman stated, "Our investment in UEC is based on the uniqueness and quality of their assets as well as the strength of its management team. We are pleased to continue our support of the Company as it positions itself as the leading uranium producer in the U.S."

Narinder Nagra, President of Sprott Resource Lending Corp., added, "We anticipate improving conditions in the uranium market driven by the continued growth of nuclear power globally and strong supply-demand fundamentals for uranium over the medium to long-term. We support UEC's goal of becoming an important and strategic producer in the U.S., which despite being the world's largest consumer of nuclear power, is presently heavily dependent on imported uranium supply to fuel its nuclear reactors."

Uranium Market and Operations Update

The long-term fundamentals for both nuclear power and the uranium price are very strong however this strength is not currently reflected in uranium prices. The current spot price of uranium is below the average economic cost to produce uranium from currently operating mines globally, and is well below the average economic cost to develop new production.

The current uranium price environment has reduced both existing production and the pipeline of uranium development projects globally resulting in even greater uranium supply shortfalls in the future, which in turn will lead to greater upward pressure on the uranium price.

As a result of the aforementioned status of the uranium market, the Company's near-term growth strategy of its hub-and-spoke production platform will focus on permitting, resource expansion and pre-extraction activities at its satellite projects. Concurrently, operations will continue at the Hobson Processing Plant and the Palangana ISR Mine, maintaining our core operating team and personnel. This strategy will position UEC to scale its operations relatively quickly as the uranium price strengthens, enabling the Company to realize additional cash flows and higher rates of return.

The Goliad ISR Project is one of the key components of the Company's hub-and-spoke production platform and preserving the full resource base until an improvement in uranium prices is anticipated to improve the project's financial returns and create greater shareholder value. Hence, while all long-lead items have been ordered and received, the final completion of the wellfield, deep disposal well and ion-exchange plant will be in accord with the uranium price environment which is expected to improve in 2014 on the back of reactor restarts in Japan.

The Burke Hollow ISR Project advances on multiple fronts including an accelerated production permitting program and ongoing resource exploration and delineation as recently disclosed in a press release dated February 27, 2014.

UEC is positioned as a low-cost producer in the US uranium mining industry with the Hobson Plant having a physical capacity of two million pounds per year and a pipeline of permitted and extraction-ready projects to come online at sustainably higher uranium prices.

Credit Facility Extension

In addition to the existing terms of the Credit Facility, an annual fee of 4.5%, payable in common shares of the Company (the "Extension Annual Fee Share Payment"), , on the outstanding principal balance on such date, if any, plus $50,000 cash (the "Extension Annual Fee Cash Payment") is payable by the Company to the Lenders on each of July 31, 2015 and July 31, 2016 (each an "Extension Annual Fee Payment Date") should any principal be outstanding at such time. The Extension Annual Fee Share Payment is to be payable (if at all) in such number of common shares of the Company determined on the basis of a 10% discount to the five-trading-day volume-weighted average closing price of the Company's common shares on the NYSE MKT immediately prior to the applicable date.

In connection with the Credit Facility Extension, the Company is required to issue a total of 100,000 common shares in the Company to the Lenders as an extension fee and extend the term of the existing bonus warrants previously issued to the Lenders by two years. No Extension Annual Fee Share Payment or Extension Annual Fee Cash Payment shall be payable on an Extension Annual Fee Payment Date should the Loan be repaid in full prior to such date.

The securities referred to in this news release have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Sprott Resource Lending Corp.

Sprott Resource Lending Corp. is a natural resource lender focused on providing financing to mining and oil and gas companies. In July 2013, Sprott Inc. completed the acquisition of Sprott Resource Lending Corp. which now operates as a subsidiary of Sprott Inc.

About CEF (Capital Markets) Limited

CEF (Capital Markets) Limited is owned by CEF Holdings Limited which is owned 50% by Cheung Kong (Holdings) Limited and 50% by the Canadian Imperial Bank of Commerce ("CIBC"). Cheung Kong (Holdings) Limited is the publicly-listed flagship company of the Cheung Kong Group of companies, the Hong Kong based multi-national conglomerate with a combined market cap of the Group in excess of $100 billion as of February 28, 2013. CIBC is a leading North American financial institution with operations around the world. CEF is an investor in significant resource assets on a global basis.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company.  The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the operating Palangana in-situ recovery mine and the Goliad in-situ recovery project which is currently in construction.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Certain information contained in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates", "intends" or "believes", or that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur", or "be achieved".

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made, and are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of UEC to be materially different from those expressed or implied by such forward-looking statements. Many of these factors are beyond UEC's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact UEC and the statements contained in this news release can be found in UEC's filings with the SEC. Such risks and other factors include, among others, variations in the underlying assumptions associated with the estimation or realization of mineralization, the availability of financing on acceptable terms, accidents, labor disputes, acts of God and other risks of the mining industry including, without limitation, risk of liability under environmental protection legislation, delays in obtaining governmental approvals or permits, title disputes or claims limitations on insurance coverage. UEC believes that the expectations reflected in the forward-looking statements included in this news release are reasonable; however, no assurance can be given that these expectations will prove to be correct, and such forward-looking statements should not be unduly relied upon.

For forward-looking statements in this news release, UEC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. UEC assumes no obligation to update or supplement any forward-looking statements whether as a result of new info